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The following blog post was published on EMC Corporation’s employee intranet.

Dell Integration Planning Enters Next Phase

Posted by Howard Elias

It’s amazing the difference one week can make and the last seven days were particularly significant.

As David Goulden explained in his note earlier this week, the “go-shop” period expired last Friday and no other acquisition proposals were received. We continue to go full steam ahead, working with Michael Dell and his team towards the combination of Dell and EMC. In addition, on Monday, the preliminary proxy statement was filed with the U.S. Securities and Exchange Commission.This is an important next step in the process to gain EMC shareholder approval for the merger agreement. We expect the definitive proxy statement to be filed in the next few months and the shareholder vote in the spring of 2016. In addition, the merger remains subject to receipt of required regulatory approvals, and regulatory reviews are underway in countries around the world.

This week, was our second Dell/EMC integration planning meeting, held on Monday and Tuesday in Austin, Texas. The work stream teams were excited to get back together and spent this time very effectively. Plus, a new workstream has been added, Technology Vision and Strategy, represented on the EMC side by John Roese, focused on our enterprise technology strategy. Since the November meeting, the VCIO teams have taken some major steps forward including finalizing their workstream charters and scope of work, and undertaking deep dives into the business and gaining further insights.

Considerable time was spent at this week’s meeting defining what success will look like in the newly combined company. To this end, the teams considered what major deliverables our stakeholders, including customers and partners, employees, and suppliers, will expect on Day 1 after the close of the deal. There was also a huge piece of work developed to identify the top level decisions that need to be made for the work streams to progress, as well as identifying the interdependencies and inputs required to make decisions. Key to the process, the teams gained an understanding of the decision making model and the overall integrated decision calendar for 2016. We also looked at our respective cultures, not just where we have differences (Dell, for example, is more focused on serving the needs of small and medium sized businesses more quickly and efficiently) but we also considered important ways that we are fundamentally the same in our cultures, such as a shared desire to win in the marketplace through hard work.

We were pleased to have Michael Dell address us in person. He underscored how the Dell/EMC merger and the innovations it will bring are resonating well with customers and partners. Many of us, myself included, are having similar experiences as we speak with customers and partners around the globe. A recent survey of customers by the Enterprise Strategy Group (ESG) found that 75 percent of customers believe the transaction with Dell will benefit their organization and only three percent believe it will adversely impact them.

Michael also took the opportunity to reiterate what he said in his open letter to customers: “The combination of Dell and EMC will position us to create more customer and partner value than any technology solutions provider in the industry. We will be best positioned to build a bridge to the future through leading innovation.”

All told, we are making great progress and recognize that our efforts will accelerate in the New Year. Once combined, the new company promises to be an enterprise powerhouse, and I’m excited to be part of creating the future.

Our next integration planning meeting is scheduled for the week of January 24th in Boston, and I look forward to reporting back to everyone after that meeting.

In the meantime, I wish you a successful finish to the year, and an enjoyable time during the holidays, and a happy and prosperous 2016!

EMC Corporation Disclosure Regarding Forward Looking Statements

This communication contains forward-looking information about EMC Corporation and the proposed transaction that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: [i] the failure to obtain the approval of EMC shareholders in connection with the proposed transaction; (ii) the failure to consummate or delay in consummating the proposed transaction for other reasons; (iii) the risk that a condition to closing of the proposed transaction may not be satisfied or that required financing for the proposed transaction may not be available or may be delayed; (iv) the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained, or is obtained subject to conditions that are not anticipated; (v) risk as to the trading price of Class V Common Stock to be issued by Denali Holding Inc. in the proposed transaction relative to the trading price of shares of VMware, Inc.’s common stock; (vi) the effect of the proposed transaction on VMware’s business and operating results and impact on the trading price of shares of Class V Common Stock of Denali Holding Inc. and shares of VMware common stock; (vii) the diversion of management time on transaction-related issues; (viii) adverse changes in general economic or market conditions; (ix) delays or reductions in information technology spending; [x] the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (xi) competitive factors, including but not limited to pricing pressures and new product introductions; (xii) component and product quality and availability; (xiii) fluctuations in VMware’s operating results and risks associated with trading of VMware common stock; (xiv) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (xv) the ability to attract and retain highly qualified employees; (xvi) insufficient, excess or obsolete inventory; (xvii) fluctuating currency exchange rates; (xviii) threats and other disruptions to our secure data centers or networks; (xix) our ability to protect our proprietary technology; (xx) war or acts of terrorism; and (xxi) other one-time events and other important factors disclosed previously and from time to time in EMC’s filings with the U.S. Securities and Exchange Commission (the “SEC”). Except to the extent otherwise required by federal securities law, EMC disclaims any obligation to update any such forward-looking statements after the date of this communication.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or a solicitation of an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law. This communication is being made in respect of the proposed business combination transaction between EMC Corporation and Denali Holding Inc. The proposed transaction will be submitted to the shareholders of EMC for their consideration. In connection with the issuance of Class V Common Stock of Denali Holding Inc. in the proposed transaction, Denali Holding Inc. has filed with the SEC a Registration Statement on Form S-4 (File No. 333-208524) that includes a preliminary proxy statement/prospectus regarding the proposed transaction, and each of Denali Holding Inc. and EMC plans to file with the SEC other documents regarding the proposed transaction. After the registration statement has been declared effective by the SEC, a definitive proxy statement/prospectus will be mailed to each EMC shareholder entitled to vote at the special meeting in connection with the proposed transaction. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS RELATING TO THE TRANSACTION FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors may obtain copies of the preliminary proxy statement/prospectus and all other documents filed with the SEC regarding the proposed transaction, free of charge, at the SEC’s website (http://www.sec.gov). Investors may also obtain these documents, free of charge, from EMC’s website (www.EMC.com) under the link “Investor Relations” and then under the tab “Financials” then “SEC Filings”, or by directing a request to: EMC Corporation, 176 South Street, Hopkinton, Massachusetts, 01748, Attn: Investor Relations, 866-362-6973.

Participants in the Solicitation

EMC Corporation and its directors, executive officers and other members of management and employees may be deemed to be “participants” in the solicitation of proxies from EMC shareholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of EMC shareholders in connection with the proposed transaction and a description of their direct and indirect interest, by security holdings or otherwise, is set forth in the preliminary proxy statement/prospectus filed with the SEC in connection with the proposed transaction. You can find information about EMC’s executive officers and directors in its definitive proxy statement filed with the SEC on March 2, 2015 and in its Annual Report on Form 10-K filed with the SEC on February 27, 2015. You can obtain free copies of these documents at the SEC’s website (http://www.sec.gov). You can also obtain free copies of these documents from EMC using the contact information above.